Filed in the Office of	Business Number E0313572008-7
Barbara K. Cegavske	Filing Number 20222159745
Secretary of State State Of Nevada	Filed On 3/9/2022 8:00:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: VERTEX ENERGY, INC. Entity or Nevada Business Identification Number (NVID): E0313572008-7
2. Document:	Name of document with inaccuracy or defect: Articles of Incorporation
3. Filing Date:	Filing date of document which correction is being made: 05/14/2008
4. Description:	Description of inaccuracy or defect: The first sentence of Article IX of the original Articles of Incorporation of the Corporation mistakenly included language setting forth the number of shares of stock which constitute a quorum at a meeting of stockholders and Articles III, X and XI of the original Articles of Incorporation of the Corporation, mistakenly referenced the "Nevada General Corporation Law" instead of the "Nevada Revised Statutes".
5. Correction:	Correction of inaccuracy or defect: The original Articles of Incorporation of the Corporation filed on May 14, 2008, are corrected to remove and delete in its entirety, the first sentence of Article IX thereof, and to correct each reference therein to "Nevada General Corporation Law" to the "Nevada Revised Statutes".
6. Signature: (Required)	X [signature] **Signature** 3/9/2022 Date

This form must be accompanied by appropriate fees.